EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1998, with respect to the 1997 and 1996 financial statements and schedule of Able Telcom Holding Corp. included in the Annual Report (Form 10-K/A) for the year ended October 31, 1998 which is incorporated by reference in the Registration Statements (Form S-3, No. 333-22105 and Form S-8, No. 333-04377 pertaining to the 1996 Stock Option Plan of Able Telcom Holding Corp.).

West Palm Beach, Florida                        Ernst & Young LLP
March 1, 1999